UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 30, 2014

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 8, Huaye Road

Dongbang Industrial Park

Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On and effective October 30, 2014, Mr. Zhuo Wang resigned as Chief Executive Officer and President of the Company. Mr. Wang’s resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Wang will continue to serve the Company and will be in charge of the Company’s corporate development.

On the same date, the Board of Directors of the Company appointed the Chairwoman of the Board, Ms. Lifang Chen, as Chief Executive Officer and President of the Company. Ms. Chen has served as the Chairwoman of the Board since February 1, 2007 and was the Company’s Chief Executive Officer and President between May 2008 and February 2014.

There is no arrangement or understanding pursuant to which Ms. Chen was appointed as Chief Executive Officer and President, and there are no related party transactions between Ms. Chen and the Company reportable under Item 404(a) of Regulation S-K, except for those that have been disclosed in the Company’s filings with the Securities and Exchange Commission.

No family relationship exists between Ms. Chen and any other director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: October 31, 2014

/s/ Lifang Chen

Chief Executive Officer